UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of Directors

On October 31, 2008, the Board of Directors of Philip Morris International Inc. (“PMI”) elected Graham Mackay to the PMI Board of Directors. Mr. Mackay was also elected a member of the Compensation and Leadership Development, Finance, and Product Innovation and Regulatory Affairs Committees. The Board of Directors determined that Mr. Mackay is an independent director under the New York Stock Exchange listing standards and PMI’s Corporate Governance Guidelines.

Mr. Mackay will be compensated for his service on PMI’s Board of Directors pursuant to the existing PMI director compensation programs. These compensation programs are described in detail in the PMI Registration Statement on Form 10, as amended (File No. 001–33708).

A copy of the press release issued by PMI announcing the appointment of Mr. Mackay is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1    Philip Morris International Inc. Press Release, dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. Penn Holsenbeck
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: November 5, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Philip Morris International Inc. Press Release, dated October 31, 2008.